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                                                                   EXHIBIT 10(b)



                      [Letterhead of Deloitte & Touche LLP]


INDEPENDENT AUDITORS' CONSENT
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        We consent to the use in this Post-Effective Amendment No. 2 to
Registration Statement No. 333-85183 of Farmers Annuity Separate Account A on Form N-4 of our report dated April 23, 2001, appearing in the Statement of Additional Information, which is part of this Registration Statement, and of our report dated February 12, 2001, relating to the financial statements of Farmers New World Life Insurance Company appearing in the Statement of Additional Information, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


                                            /s/ Deloitte & Touche LLP

                                            DELOITTE & TOUCHE LLP

                                            Seattle, Washington

April 23, 2001